Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121152) of Energy East Corporation of our report dated June 21, 2006 relating to the financial statements of the Energy East Management Corporation Tax Deferred Savings Plan, which appears in this Form 11-K.

/s/ Baker Newman & Noyes Limited Liability Company
Portland, Maine June 29, 2006